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                                                                EXHIBIT 21
                                                               PAGE 1 OF 1

            ECHOSTAR COMMUNICATIONS CORPORATIONS AND SUBSIDIARIES
                             LIST OF SUBSIDIARIES

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
                                                 State or Country      % of         Name Doing Business
           Subsidiary                            of Incorporation     Ownership              As
--------------------------------------------------------------------------------------------------------------
Dish Entertainment Corporation                      Colorado            100%        Dish Entertainment
Dish Factory Direct Corporation                     Colorado            100%        Dish Factory Direct
Dish Network Credit Corporation                     Colorado            100%        DNCC
EchoStar DBS Corporation                            Colorado            100%        EchoStar DBS
EchoStar Engineering Corporation                    Colorado            100%        EchoStar Engineering
EchoStar KuX Corporation                            Colorado            100%        KuX
EchoStar 110 Corporation                            Colorado            100%        EchoStar 110
EchoStar PAC Corporation                            Colorado            100%        EchoStar PAC
EchoStar Real Estate Corporation II                 Colorado            100%        EREC II
Echo Acceptance Corporation                         Colorado            100%(1)     EAC
Dish Installation Network Corporation f/k/a         Colorado            100%(1)     Dish Installation
  Echonet Business Network, Inc.
Echosphere Corporation                              Colorado            100%(1)     Echosphere
EchoStar International Corporation                  Colorado            100%(1)     EchoStar International
EchoStar North America Corporation f/k/a            Colorado            100%(2)     EchoStar North America
  EchoStar Licensee Corporation
EchoStar Real Estate Corporation                    Colorado            100%(1)     EREC
EchoStar Satellite Corporation                      Colorado            100%(1)     ESC
E-Sat, Inc.                                         Colorado             80%(1)     E-Sat
EchoStar Technologies Corporation f/k/a             Texas               100%(1)     EchoStar Technologies
  Houston Tracker Systems, Inc.
Houston Tracker Systems, Inc.                       Colorado            100%(1)     HTS
HT Ventures, Inc.                                   Colorado            100%(1)     HTV
Media4, Inc.                                        Colorado            100%        Media4
NagraStar LLC                                       Colorado             50%        NagraStar
Satellite Communications Operating Corporation      Colorado            100%        SCOC
Satellite Source, Inc.                              Colorado            100%(1)     Satellite Source
Sky Vista Corporation                               Colorado            100%(1)     Sky Vista
Transponder Encryption Services Corporation         Colorado            100%        TESC

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(1)  This is a subsidiary of EchoStar DBS Corporation
(2)  This is a subsidiary of EchoStar Satellite Corporation